SATISFACTION: The debt evidenced by this Note has been satisfied in full this ________ day of ____________, ______
Signed: ______________________________

PROMISSORY NOTE

Mooresville, N. C.
Date 12/31/2008

$ 150,000.00

FOR VALUE RECEIVED the undersigned, jointly and severally, promise to pay to **WILLIAM P. RILEY** or order, the principal sum of **ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00)**, with interest from **DECEMBER 31, 2008**, at the rate of **FIVE per cent (5.0%)** per annum on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of **287 PAT STOUGH LANE, DAVIDSON, NC 28036** or at such place as the legal holder hereof may designate in writing. It is understood and agreed that additional amounts may be advanced by the holder hereof as provided in the instruments, if any, securing this Note and such advances will be added to the principal of this Note and will accrue interest at the above specified rate of interest from the date of advance until paid. The principal and interest shall be due and payable as follows:

Any and all outstanding Principal and Interest shall be due and payable on or before December 30, 2013.

If not sooner paid, the entire remaining indebtedness shall be due and payable on **DECEMBER 30, 2013**.

If payable in installments, each such installment shall, unless otherwise provided, be applied first to payment of interest then accrued and due on the unpaid principal balance, with the remainder applied to the unpaid principal.

Unless otherwise provided, this Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due in reverse order of their maturity.

In the event of (a) default in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within ten (10) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to maker, then in either such event the holder may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon and, the prepayment premium, if any, at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note, if any, shall bear interest at the rate of **EIGHTEEN per cent (18.0%)** per annum after default until paid.

All parties to this Note, including maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

Upon default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys fees not exceeding a sum equal to **FIFTEEN percent (15%)** of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against the property or any other funds, property or security held by the holder for payment or security, in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

This Note is to be governed and construed in accordance with the laws of the **State of North Carolina**.

This Note is given by **RILEY TECHNOLOGIES, LLC**.

IN TESTIMONY WHEREOF, each corporate maker has caused this instrument to be executed in its company name by its Member/Managers, attested by its Vice President/General Manager/CFO, and its seal to be hereto affixed, all by order of its Board of Directors first duly given, the day and year first above written.

RILEY TECHNOLOGIES, LLC
(Limited Liability Company Name)

By: ______________________________
Robert W. Riley, Member/Manager

By: ______________________________
William P. Riley, Member/Manager

ATTEST: ______________________________
Ron McMahon, Vice President/General Manager/CFO

USE BLACK INK ONLY

IN TESTIMONY WHEREOF, each individual maker has hereunto set his hand and adopted as his seal the word "SEAL" appearing beside his name, the day and year first above written.

______________________________ (SEAL)

______________________________ (SEAL)

______________________________ (SEAL)

______________________________ (SEAL)

______________________________ (SEAL)

______________________________ (SEAL)

______________________________ (SEAL)